Exhibit 99.1

Kate Spade LLC Completes Acquisition of Joint Venture Partner’s Interest in Kate Spade Japan

New York, NY - October 31, 2012 – Kate Spade, LLC (“Kate Spade”), a wholly-owned subsidiary of Fifth & Pacific Companies, Inc. (“FNPC”), through Kate Spade’s own wholly-owned Japanese subsidiary KSJ Co., Ltd., a Japanese kabushiki kaisha, acquired the 51% interest (the “Kate Spade Japan Buyout”) held by Sanei International Co., Ltd, a Japanese kabushiki kaisha (“Sanei”) in Kate Spade Japan Co., Ltd. (“Kate Spade Japan”). Kate Spade Japan was a joint venture that was formed between Sanei and Kate Spade in August 2009. Kate Spade Japan operated the Kate Spade and Jack Spade businesses in Japan, and Kate Spade will continue to operate such businesses in Japan though its Japanese subsidiary.

The purchase price for the Kate Spade Japan Buyout, including debt repayment, related transaction fees and use of Kate Spade Japan’s cash on hand, was $47.6 million. Kate Spade is also required, during the fourth quarter, to make a post-closing asset adjustment payment to Sanei in conjunction with the Kate Spade Japan Buyout, and Kate Spade does not expect any such post-closing payment to be material.

For Kate Spade Japan’s fiscal year ended August 31, 2012, Kate Spade Japan’s net sales were approximately $88 million, an increase from the prior fiscal year of 20% on local currency basis, with an adjusted operating margin (operating margin adjusted to exclude the impact from unusual adjustments recorded in 2012) in the high single digits and adjusted EBITDA margin (adjusted EBITDA defined as adjusted operating margin excluding depreciation and amortization), in the low double digits, calculated at an exchange rate of ¥78.83 to US$1.00. Kate Spade Japan distributes its products mainly through 53 points of sale including department store concessions and e-commerce. These direct to consumer channels made up over 90% of total net sales for the twelve months ending August 31, 2012. The Company intends to realize synergies from the Kate Spade Japan Buyout by leveraging its global retail expertise with Kate Spade Japan’s continued growth and its strategic marketing and sales positions in the rest of Asia. The Company does not expect the Kate Spade Japan Buyout to have a material impact on the Company’s adjusted EBITDA for 2012.

About kate spade new york

In 1993, Kate Spade designed the utilitarian bag she’d been craving for years but couldn’t find anywhere and so began a revolution in the accessories market. Simple silhouettes with clever details and crisp palettes soon established a visual shorthand for the brand that’s recognizable the world over. In 2006, Kate Spade turned the reins over to design powerhouse Liz Claiborne Inc.- now Fifth & Pacific Companies Inc. (NYSE:FNP) and Deborah Lloyd, formerly of Banana Republic and Burberry, took the helm as creative director with an aim to broadening the line while honoring Kate’s rich history. Today you’ll find the brand on the arms of women everywhere - with 41 specialty shops in the United States, a thriving e-commerce business, 94 shops internationally, new flagships in Brazil and London and distribution in more than 400 doors worldwide.

About Fifth & Pacific Companies, Inc.

Fifth & Pacific Companies, Inc. designs and markets a portfolio of retail-based, premium, global lifestyle brands including Juicy Couture, kate spade, and Lucky Brand. In addition, the Adelington Design Group, a private brand jewelry design and development group, markets brands through department stores and serves JCPenney via exclusive supplier agreements for the Liz Claiborne and Monet jewelry lines and Kohl’s via an exclusive supplier agreement for Dana Buchman jewelry. The Company also has licenses for the Liz Claiborne New York brand, available at QVC and Lizwear, which is distributed through the club store channel. Fifth & Pacific Companies, Inc.

maintains an 18.75% stake in Mexx, a European and Canadian apparel and accessories retail-based brand. Visit www.fifthandpacific.com for more information.

Forward-Looking Statements

Statements contained herein that relate to the future performance, financial condition, liquidity or business of Fifth & Pacific Companies, Inc. or any of its businesses, including kate spade new york (collectively, the “Company”) or any future event or action are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements are indicated by words or phrases such as “intend,” “anticipate,” “plan,” “estimate,” “target,” “aim,” “forecast,” “project,” “expect,” “believe,” “we are optimistic that we can,” “current visibility indicates that we forecast,” “contemplation” or “currently envisions” and similar phrases. Such statements are based on current expectations only, are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions. The Company may change its intentions, belief or expectations at any time and without notice, based upon any change in the Company’s assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some risks and uncertainties involve factors beyond the Company’s control. Among the risks and uncertainties are the following: our ability to continue to have the necessary liquidity, through cash flows from operations and availability under our amended and restated revolving credit facility, may be adversely impacted by a number of factors, including the level of our operating cash flows, our ability to maintain established levels of availability under, and to comply with the financial and other covenants included in, our amended and restated revolving credit facility and the borrowing base requirement in our amended and restated revolving credit facility that limits the amount of borrowings we may make based on a formula of, among other things, eligible accounts receivable and inventory and the minimum availability covenant in our amended and restated revolving credit facility that requires us to maintain availability in excess of an agreed upon level; general economic conditions in the United States, Europe and other parts of the world, including the impact of debt reduction efforts in the United States; levels of consumer confidence, consumer spending and purchases of discretionary items, including fashion apparel and related products, such as ours; restrictions in the credit and capital markets, which would impair our ability to access additional sources of liquidity, if needed; changes in the cost of raw materials, labor, advertising and transportation which could impact prices of our products; our ability to successfully implement our long-term strategic plans, including the focus on our JUICY COUTURE, LUCKY BRAND and KATE SPADE brands and expansion into markets outside of the US, such as China, Japan and Brazil, and the risks associated with the expansion into markets outside of the US; our ability to sustain recent improved performance in our LUCKY BRAND business; our ability to successfully improve the operations and results, creative direction and product offering at  our JUICY COUTURE brand; our dependence on a limited number of large US department store customers, and the risk of consolidations, restructurings, bankruptcies and other ownership changes in the retail industry and financial difficulties at our larger department store customers; whether we will be successful operating the KATE SPADE business in Japan and the risks associated in such operation; risks associated with the transition of the MEXX business to an entity in which we hold a minority interest and the possible failure of such entity that may make our interest therein of little or no value and risks associated with the ability of the majority shareholder to operate the MEXX business successfully, which will impact the potential value of our minority interest; costs associated with the transition of the LIZ CLAIBORNE family of brands, MONET US, DANA BUCHMAN, KENSIE and MAC & JAC brands from the Company to their respective acquirers; our ability to anticipate and respond to constantly changing consumer demands and tastes and fashion trends, across multiple brands, product lines, shopping channels and geographies; our ability to attract and retain talented, highly qualified executives, and maintain satisfactory relationships with our employees; our ability to adequately establish, defend and protect our trademarks and other proprietary rights; our ability to successfully develop or acquire new product lines, such as the Kate Spade Saturday line, or enter new markets, such as China, Japan and Brazil or product categories, and risks related to such new lines, markets or categories; risks associated with the sale of the LIZ CLAIBORNE family of brands to J.C. Penney Corporation, Inc. and the licensing arrangement with QVC, Inc., including, without limitation, our ability to maintain productive working relationships with these parties and possible changes or disputes in our other brand relationships or relationships with other retailers and existing licensees as a result; the impact of the highly competitive nature of the markets within which we operate, both within the US and abroad; our reliance on independent foreign manufacturers, including the risk of their failure to comply with safety standards or our policies regarding labor practices; risks associated with our buying/sourcing agreement with Li & Fung Limited (“Li & Fung”), which results in a single third party foreign buying/sourcing agent for a significant portion of our products; risks associated with the delay in our previously announced plan to close our Ohio distribution facility and transition to a single third-party service provider for a significant portion of our US distribution, including risks associated with continuing to operate our Ohio distribution facility beyond the end of fiscal 2012, including increased operating expenses, risks related to systems capabilities and risks related to the Company’s ability to continue to appropriately staff the Ohio facility with both union and non-union employees; a variety of legal, regulatory, political and economic risks, including risks related to the importation and exportation of product, tariffs and other trade barriers; our ability to adapt to and compete effectively in the current quota environment in which general quota has expired on apparel products, but political activity seeking to re-impose quota has been initiated or threatened; our exposure to currency fluctuations; risks associated with material disruptions in our information technology systems; risks associated with privacy breaches; risks associated with credit card fraud and identity theft; risks associated with third party service providers, both domestic and overseas, including service providers in the area of e-commerce; limitations on our ability to utilize all or a portion of our US deferred tax assets if we experience an “ownership change”; the outcome of current and future litigation and other proceedings in which we are involved and such other factors as are set forth in this press release, and in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 29, 2012, filed with the S.E.C. on October 25, 2012, including in the sections entitled  “Item 1A-Risk Factors” and “Statement on Forward Looking Statements.” The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations Contact:	Media Contact:

Robert J. Vill	Jane Randel

Sr. VP Finance and Treasurer	Sr. VP Corporate Communications

201.295.7515	212.626.3408